                           FIRSTWORLD COMMUNICATIONS, INC.

                    AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     This Amended and Restated Investor Rights Agreement (the "AGREEMENT") is entered into as of the 13th day of April, 1998, by and among FirstWorld Communications, Inc., a California corporation formerly known as SpectraNet International (the "COMPANY"), the purchasers of the Company's Series B Preferred Stock ("SERIES B PREFERRED") set forth on EXHIBIT A; the purchasers of the Company's Series C Preferred Stock ("SERIES C PREFERRED") and warrants set forth on EXHIBIT A; the holders of certain warrants issued to financial advisors of the Company in connection with the Company's Series C financing set forth on EXHIBIT B (the "WARRANTHOLDERS"); the holders of certain warrants issued in connection with financing transactions completed in August, September and December 1997 (the "NEW WARRANTHOLDERS") set forth on EXHIBIT C; Colorado Spectra 3, LLC, an entity controlled by Donald L. Sturm ("SPECTRA 3" and together with Colorado Spectra 1, LLC and Colorado Spectra 2, LLC, the "STURM ENTITIES"), Enron Capital & Trade Resources Corp. ("ENRON") the other purchasers of Series A Common Stock, Series B Common Stock and warrants set forth on EXHIBIT D (collectively, including Spectra 3 and Enron, the "NEW EQUITYHOLDERS"). The purchasers of the Series B and Series C Preferred, the Warrantholders, the New Warrantholders and the New Equityholders shall be referred to hereinafter as the "INVESTORS" and each individually as an "INVESTOR."

                                      RECITALS


     WHEREAS, the Company, holders of the Series B Preferred and Series C Preferred and the Warrantholders previously entered into an Investor Rights Agreement dated as of January 17, 1997 (the "ORIGINAL AGREEMENT"), which provided such holders with registration rights, information rights and other rights as set forth therein; and

     WHEREAS, the Company, holders of the Series B Preferred and Series C Preferred, the Warrantholders and the New Warrantholders previously entered into an Amended and Restated Investor Rights Agreement dated as of September 17, 1997 (the "FIRST AMENDED AGREEMENT"), which provided such holders with registration rights, information rights and other rights as set forth therein and terminated the Original Agreement; and

     WHEREAS, the Company and the Investors previously entered into an Amended and Restated Investor Rights Agreement dated as of December 30, 1997 (the "EXISTING AGREEMENT"), which provided such holders with registration rights, information rights and other rights as set forth therein and terminated the First Amended Agreement; and

     WHEREAS, the Company proposes to sell and issue warrants to purchase shares of Series B Common Stock as part of units being sold to Bear, Stearns & Co., Inc., ING Baring (U.S.) Securities, Inc., J.P. Morgan Securities, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "INITIAL PURCHASERS") pursuant to that certain Purchase Agreement dated as of April 6, 1998 by and among the Company and the Initial Purchasers; and

     WHEREAS, as a condition of purchasing such warrants and entering into related transactions, the Initial Purchasers have requested that the Company extend to them (and their permitted assigns) certain registration rights pursuant to a Warrant Registration Rights Agreement (as defined herein), which rights require modifications, and conforming changes, to the Existing Agreement; and

     WHEREAS, pursuant to Section 2.11 of the Existing Agreement, the Company has sought and obtained the required consent to amend and restate the Existing Agreement and pursuant to Section 2.12 of the Existing Agreement has obtained the required consents to enter into the Warrant Registration Rights Agreement and that certain Registration Rights Agreement dated the date hereof with respect to the Company's Senior Discount Notes and to revise the registration rights in the Foothill Warrant (as defined in Section 2.2(b)(ii) hereof).

     WHEREAS, the Company and the Investors desire to amend and restate the Existing Agreement in order to allow for, and coordinate with, the registration rights granted under the Warrant Registration Rights Agreement and to make certain other revisions to the Existing Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties mutually agree as follows:

SECTION 1.     GENERAL.

     1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

               "AFFILIATE" of a Person means any Person controlling, controlled by, or under common control with such Person, with "control" and its correlative terms meaning the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. For the purposes of this Agreement, control shall include the possession, directly or indirectly, through one or more intermediaries, of (a) in the case of a corporation, 50% or more of the outstanding voting securities thereof; (b) in the case of a limited liability company, partnership, limited partnership or venture, the right to 50% or more of the distributions therefrom (including liquidating distributions); and (c) in the case of any other Person, 50% or more of the economic or beneficial interest therein. For the purposes of this Agreement, control shall also include serving as manager or general partner of a Person or performing similar functions for a Person.

               "COMMON STOCK" means shares of the Company's Series A Common Stock and the Company's Series B Common Stock.

               "COMMON WARRANTS" means warrants for the Company's Series B Common Stock issued to purchasers of the Company's Series C Preferred set forth on EXHIBIT A.

               "COMMON WARRANT SHARES" means Series B Common Stock issued or issuable upon exercise of the Common Warrants.

               "DEMAND HOLDERS" means holders of Demand Shares.

               "DEMAND SHARES" means Registrable Securities which are (i) Series C Conversion Shares, (ii) Common Warrant Shares, (iii) Series A Conversion Shares, (iv) New Equityholder Warrant Shares and (v) shares of Series B Common Stock purchased by Spectra 3 or Enron pursuant to Section 1.c. of the Common Stock Purchase Agreement dated as of December 30, 1997, as amended, by and among the Company and the New Equityholders.

               "DEMAND SHARES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of Series B Common Stock that are Demand Shares and either (i) are then issued and outstanding or (ii) are issuable pursuant to then exercisable or convertible securities, including the Common Warrants, the Series A Common Stock and the New Equityholder Warrants.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               "FINANCIAL ADVISOR WARRANTS" means warrants for the Company's Series B Common Stock issued to financial advisors of the Company in connection with the Company's Series C financing set forth on EXHIBIT B.

               "FINANCIAL ADVISOR WARRANT SHARES" means Common Stock issued or issuable upon exercise of the Financial Advisor Warrants.

               "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               "HOLDER" means an Investor and any holder of record of Registrable Securities to whom registration rights granted under this Agreement have been assigned in accordance with Section 2.10 hereof.

               "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.

               "INITIATING HOLDERS" has the meaning set forth in Section 2.2 below.

               "NEW EQUITYHOLDER WARRANTS" means warrants to purchase the Company's Series B Common Stock issued to the New Equityholders as set forth on EXHIBIT D or pursuant to Section

1.c. of the Common Stock Purchase Agreement dated as of December 30, 1997, as amended, by and among the Company and the New Equityholders.

               "NEW EQUITYHOLDER WARRANT SHARES" means Series B Common Stock issued or issuable upon exercise of the New Equityholder Warrants.

               "NEW WARRANTS" means warrants for the Company's Series B Common Stock issued to certain entities in connection with financing transactions completed in August and September 1997 as set forth on EXHIBIT C.

               "NEW WARRANT SHARES" means Series B Common Stock issued or issuable upon exercise of the New Warrants.

               "PERSON" means any natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any governmental entity, public power authority, municipality or agency.

               "PREFERRED STOCK" means shares of the Company's Preferred Stock, no par value per share.

               "QUALIFIED PUBLIC OFFERING" has the meaning set forth in Section
2.2 below.

               "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

               "REGISTRABLE SECURITIES" means (i) the Common Warrant Shares,
(ii) the Financial Advisor Warrant Shares (iii) the New Warrant Shares (iv) Series B Conversion Shares, (v) Series C Conversion Shares, (vi) the Series A Conversion Shares, (vii) shares of Series B Common Stock issued or issuable upon exercise of the New Equityholder Warrants, (viii) any shares of Series B Common Stock purchased by Spectra 3 or Enron pursuant to Section 1.c. of the Common Stock Purchase Agreement dated as of December 30, 1997, and (ix) any Series B Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities which have previously been sold by a person to the public either pursuant to a registration statement or Rule 144 under the Securities Act ("Rule 144") or sold in a private transaction in which the transferor's rights under Article II of this Agreement are not assigned.

               "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Series B Common Stock that are Registrable Securities and either (1) are then issued and outstanding or (2) are issuable pursuant to then exercisable or convertible securities, including the Common Warrants, the Financial Advisor Warrants, the New Warrants, the Series A Common Stock and the New Equityholder Warrants.

               "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.2., 2.3 and 2.4 hereof including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

               "SEC" or "COMMISSION" means the Securities and Exchange
Commission.

               "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

               "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

               "SENIOR DISCOUNT NOTES" means $470,000,000 in aggregate principal amount at maturity of the Company's 13 % Senior Discount Notes due 2008.

               "SERIES A COMMON STOCK" means shares of the Company's Series A common stock.

               "SERIES A CONVERSION SHARES" means shares of the Company's Series B Common Stock issued or issuable upon conversion of the Series A Common Stock.

               "SERIES B COMMON STOCK" means shares of the Company's Series B common stock.

               "SERIES B CONVERSION SHARES" means Series B Common Stock of the Company issued on conversion of the Series B Preferred.

               "SERIES B HOLDERS" means the holders of Series B Conversion
Shares.

               "SERIES C CONVERSION SHARES" means Series B Common Stock of the Company issued on conversion of the Series C Preferred.

               "SERIES C HOLDERS" means holders of Series C Conversion Shares or Common Warrants issued in connection with the issuance of the Series C Preferred or Common Warrant Shares issued upon exercise of such Common Warrants.

               "UNIT WARRANTS" means warrants to purchase the Company's Series B Common Stock originally issued to the Initial Purchasers pursuant to that certain Purchase Agreement dated as of April 6, 1998 among the Company and the Initial Purchasers.

               "UNIT WARRANT HOLDERS" means holders of the Unit Warrants.

               "UNIT WARRANT SHARES" means Registrable Securities (as defined in the Warrant Registration Rights Agreement).

               "WARRANT REGISTRATION RIGHTS AGREEMENT" means that certain Warrant Registration Rights Agreement dated the date hereof by and among the Company and the Initial Purchasers.

SECTION 2.     RESTRICTIONS ON TRANSFER; REGISTRATION.

     2.1       RESTRICTIONS ON TRANSFER.

               (a) Each holder of Registrable Securities agrees not to make any disposition of all or any portion of such securities unless and until:

                    (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement,

                    (ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act, or

                    (iii) The transfer is made pursuant to the provisions of Rule 144 and the holder furnishes the Company with (A) an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act or (B) seller and broker representation letters that reasonably satisfy the Company that such disposition will not require registration of such securities under the Securities Act.

Notwithstanding the provisions of paragraphs (i), (ii) and (iii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a holder which is (A) a partnership, to its partners or former partners in accordance with partnership interests, (B) a corporation, to its shareholders in accordance with their interest in the corporation, (C) a limited liability company, to its members or former members in accordance with their interest in the limited liability company, or (D) to the holder's family member or trust for the benefit of an individual holder and his or her family members, provided the transferee will be subject to the terms of this Agreement to the same extent as if he were an original holder hereunder.

               (b) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

                    THE SECURITIES REPRESENTED HEREBY HAVE NOT
                    BEEN REGISTERED UNDER THE SECURITIES ACT OF
                    1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

               In addition to the foregoing, each certificate representing shares of Series A Common Stock shall be stamped or otherwise imprinted with the following legend:

                    THE SECURITIES REPRESENTED BY THIS CERTIFICATE AUTOMATICALLY CONVERT INTO THE SAME NUMBER OF SHARES OF SERIES B COMMON STOCK OF THE CORPORATION UPON ANY SALE OR TRANSFER TO ANY PERSON OR ENTITY OTHER THAN CERTAIN PERMITTED TRANSFEREES, AN AFFILIATE OF DONALD L. STURM OR ENRON CAPITAL & TRADE RESOURCES CORP. OR, WITH RESPECT TO SHARES HELD BY COLORADO SPECTRA 3, LLC, UPON THE TRANSFER OF A CONTROLLING INTEREST IN COLORADO SPECTRA 3, LLC TO ANY PERSON OR ENTITY OTHER THAN ENRON CAPITAL & TRADE RESOURCES CORP., DONALD L. STURM, A PERMITTED TRANSFEREE OR ONE OF THEIR AFFILIATES, AS PROVIDED IN THE CORPORATION'S AMENDED AND RESTATED ARTICLES OF INCORPORATION.

               (c) The Company shall be obligated to reissue promptly unlegended certificates or warrants at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

               (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

     2.2       DEMAND REGISTRATION.

               (a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request (a "DEMAND REGISTRATION REQUEST") from the holders of not less than twenty-five percent (25%) of the aggregate number of Demand Shares then outstanding (the "INITIATING HOLDERS") that the Company file a registration statement under the Securities Act covering the registration (a "DEMAND REGISTRATION") of at least ten percent (10%) of the aggregate number of the Demand Shares then outstanding (a "QUALIFIED PUBLIC OFFERING"), then the Company shall, within fifteen (15) days of the receipt thereof, give written notice of such request to all Demand Holders which hold Registrable Securities, and subject to the limitations of this Section 2.2, use its best efforts to effect, as soon as practicable, the Demand Registration under the Securities Act of all the Demand Shares that such holders request to be registered. Each Demand Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Demand Registration or other registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

               (b)  (i)   If the Initiating Holders intend to distribute such
Demand Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section
2.2 and the Company shall include such information in the written notice referred to in Section 2.2(a). In such event, the right of any Demand Holder to include Demand Shares in such Demand Registration shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Demand Shares, which are Registrable Securities, in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such holder) to the extent provided herein. All holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 and except as set forth in Section 2.2(b)(ii) below, if the underwriter advises the Company in writing (a "CUTBACK NOTICE") that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Demand Holders that have requested to have Demand Shares included in the registration, and the number of shares that may be included in the underwriting shall be allocated to the holders of such Demand Shares on a pro rata basis based on the number of Demand Shares held by all such holders (including the Initiating Holders); provided that no securities proposed to be included by the Company or requested to be included by any other holder of securities shall be included in such registration unless all of the Demand Shares requested to be included in such registration are included. Any Demand Shares excluded or withdrawn from such underwriting shall be withdrawn from the registration. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.2(b)(i), then the Company shall offer to all Holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with the priorities set forth in this Section 2.2(b)(i).

                    (ii) In the event that the Initiating Securityholders (as defined in that certain Warrant to Purchase Shares of Common Stock dated April 13, 1998, issued by the Company to Foothill Capital Corporation (the "FOOTHILL WARRANT")) have requested registration pursuant to Section 9.1 of the Foothill Warrant by a notice delivered to the Company on the same date as a Demand Registration Request pursuant to this Section 2.2, then, in the event of a Cutback Notice, the securities to be included in such registration shall be included in the following order: (i) first, all of the securities requested to be included therein by the Initiating Securityholders under the Foothill Warrant, pro rata among such holders according to the number of securities requested to be included by each such holder requesting inclusion therein (or as they may otherwise agree); (ii) second, the Demand Shares requested to be included therein by the Demand Holders and the securities requested to be included therein by the other Securityholders (as defined in the Foothill Warrant), pro rata among such holders according to the number of Demand Shares and Securityholders' securities requested to be included by each such holder requesting inclusion therein (or as they may otherwise agree); (iii) third, the Unit Warrant Shares requested to be included therein by the Unit Warrant Holders, pro rata among such Unit Warrant Holders according to the number of Unit Warrant Shares requested to be included by each such Unit Warrant Holder (or as they may otherwise agree); (iv) fourth, any securities the Company proposes to include therein; and (v) fifth, any other securities proposed to be included therein, pro rata among the holders of such other securities according to the number of securities requested to be included by each such holder proposed to be included therein (or as they may otherwise agree). All decisions to be made by holders regarding whether the offering should be underwritten, selection of underwriters and other transaction mechanics in a registration governed by this

Section 2.2(b)(ii) shall be controlled by a majority of the Demand Shares and Securityholders' securities to be included therein.

               (c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

                    (i) prior to the earlier of (i) January 31, 2000, or (ii) the Initial Offering of the Company's Series B Common Stock; or

                    (ii) after the Company has effected three (3) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective; or

                    (iii) during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of, any registration statement; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective; or

                    (iv) if within fifteen (15) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Initiating Holders of the Company's intention to file a registration statement covering the Company's Series B Common Stock within sixty
(60) days and does so file within such sixty-day period and makes reasonable good faith efforts to cause such registration to become effective; or

                    (v)   if the Company shall furnish to the Initiating
Holders requesting a registration statement pursuant to this Section 2.2 and the other Demand Holders, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety
(90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

                    (vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

     2.3       PIGGYBACK REGISTRATIONS.

               (a) The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act or otherwise on Form S-

4 or any successor or similar form) and, subject to the terms of this Section 2.3, will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Each Holder shall agree to a method of disposition of the Registrable Securities of such Holder included in such registration statement that is consistent with the method of disposition described in the applicable registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

               (b) UNDERWRITING. (i) If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, other than a registration requested pursuant to Section 2.2 hereof, pursuant to Section 9.1 of the Foothill Warrant or Section 2.1 of the Warrant Registration Rights Agreement, the number of shares that may be included in the underwriting shall be allocated as follows:

                    (v) first, (so long as the registration is a primary underwritten offering on behalf of the Company) to the Company; (w) second, to the Securityholders under the Foothill Warrant with respect to their securities requested to be included therein, on a pro rata basis according to the number of securities requested to be included therein by each such Securityholder requesting inclusion therein (or as they may otherwise agree); (x) third, to the Demand Holders with respect to the Demand Shares requested to be included therein and to the Unit Warrant Holders with respect to the Unit Warrant Shares requested to be included therein, pro rata among such holders according to the total number of Demand Shares and Unit Warrant Shares requested to be included by each such holder requesting inclusion therein (or as they may otherwise agree); (y) fourth, to the remaining Holders on a pro rata basis based on the total number of Registrable Securities held by such Holders (or as they may otherwise agree); and (z) fifth, any other shareholder of the Company (other than a Holder) on a pro rata basis based on the number of shares of Common Stock (including securities convertible into Common Stock on an as-converted to Common Stock basis) (or as they may otherwise agree).

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.3(b)(i), then the Company shall offer to all Holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders (and the Securityholders under the Foothill Warrant and the Unit Warrant Holders under the Warrant Registration Rights Agreement) requesting additional inclusion in accordance with the priorities set forth in this Section 2.3(b)(i).

               So long as the registration is a primary underwritten offering on behalf of the Company, no such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, except in no event shall the amount of securities of the selling Holders included in the registration, together with the Securityholders under the Foothill Warrant and the Unit Warrant Holders under the Warrant Registration Rights Agreement, be reduced below ten percent (10%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling shareholders, in which event any or all of the Registrable Securities of the Holders, together with the Securityholders under the Foothill Warrant and the Unit Warrant Holders under the Warrant Registration Rights Agreement, may be excluded in accordance with the immediately preceding paragraph.

                    (ii)  In the event of (A) a registration pursuant to
Section 9.1 of the Foothill Warrant (a "QUALIFIED FOOTHILL DEMAND"), (B) a registration pursuant to Section 2.2 hereof (a "QUALIFIED HOLDER DEMAND") or (C) a registration pursuant to Section 2.1 of the Warrant Registration Rights Agreement (a "QUALIFIED WARRANTHOLDER DEMAND"), then, in addition to any notices required pursuant to the terms of those sections, the Company shall give written notice of such proposed filing to (i) all Securityholders under the Foothill Warrant and all Unit Warrant Holders under the Warrant Registration Rights Agreement, in the case of a Qualified Holder Demand, (ii) to all Demand Holders and Unit Warrant Holders under the Warrant Registration Rights Agreement, in the case of a Qualified Foothill Demand and (iii) to all Demand Holders and Securityholders under the Foothill Warrant, in the case of a Qualified Warrantholder Demand, promptly (and in any event at least twenty (20) days before the anticipated filing date), offering the Securityholders, the Demand Holders and/or the Unit Warrant Holders, as the case may be, the opportunity to include in such registration statement such number of securities as they may request and which could be included in a registration covered by Section 2.3 hereof, Section 9.2 of the Foothill Warrant or Section 2.2 of the Warrant Registration Rights Agreement. Except as provided below, the inclusion of securities pursuant hereto shall be on the same terms and conditions as for inclusion in a registration under Section 2.3 hereof, Section 9.2 of the Foothill Warrant or Section 2.2 of the Warrant Registration Rights Agreement. Notwithstanding the terms of Section 2.2 hereof, Section 9.1 of the Foothill Warrant or Section 2.1 of the Warrant Registration Rights Agreement, in an underwritten public offering pursuant to a Qualified Foothill Demand, a Qualified Holder Demand or a Qualified Warrantholder Demand where the managing underwriter advises that not all securities requested to be included can reasonably be sold in the contemplated distribution, then the securities to be included shall be included in the following order:

                          (a) in a Qualified Foothill Demand, (v) first, all
of the securities requested to be included in the registration by the Initiating Securityholders under the Foothill Warrant, pro rata among such Initiating Securityholders according to the number of securities requested to be included by each such Initiating Securityholder requesting inclusion therein (or as they may otherwise agree); (w) second, the securities requested to be included therein by the other Securityholders under the Foothill Warrant, pro rata among such Securityholders according to the number of securities requested to be included by each such Securityholder (or as they may otherwise agree); (x) third, the Demand Shares requested to be included therein by the Demand Holders pursuant to this Section 2.3(b)(ii) and the Unit Warrant Shares requested to be included therein by the Unit Warrant Holders pursuant to this Section 2.3(b)(ii), pro rata among such Demand Holders and Unit Warrant Holders according to the number of securities requested to be included by each such Demand Holder or Unit Warrant Holder requesting inclusion therein (or as they may otherwise agree); (y) fourth, any securities the Company proposes to include therein; and (z) fifth, any other securities proposed to be included therein, pro rata among the holders of such other securities according to the number of securities requested to be included by each such holder proposing inclusion therein (or as they may otherwise agree);

                          (b) in a Qualified Holder Demand, (v) first, all of
the Demand Shares requested to be included therein by Demand Holders, pro rata among such Demand Holders according to the number of Registrable Securities requested to be included by each such Demand Holder (or as they may otherwise agree); (w) second, the securities requested to be included by the Securityholders under the Foothill Warrant pursuant to this Section 2.3(b)(ii), pro rata among such Securityholders according to the number of securities requested to be included by each such Securityholder requesting inclusion therein (or as they may otherwise agree); (x) third, the Unit Warrant Shares requested to be included therein by Unit Warrant Holders pursuant to this
Section 2.3(b)(ii), pro rata among such Unit Warrant Holders according to the number of Unit Warrant Shares requested to be included by each such Unit Warrant Holder (or as they may otherwise agree); (y) fourth, any securities the Company proposes to include therein; and (z) fifth, any other securities proposed to be included therein, pro rata among the holders of such other securities according to the number of securities requested to be included by each such holder proposing inclusion therein (or as they may otherwise agree); and

                          (c) in a Qualified Warrantholder Demand, (v) first,
all of the Unit Warrant Shares requested to be included therein by Unit Warrant Holders, pro rata among such Unit Warrant Holders according to the number of Unit Warrant Shares requested to be included by each such Unit Warrant Holder (or as they may otherwise agree); (w) second, the securities requested to be included by the Securityholders under the Foothill Warrant pursuant to this Section 2.3(b)(ii), pro rata among such Securityholders according to the number of securities requested to be included by each such Securityholder requesting inclusion therein (or as they may otherwise agree);
(x) third, the Demand Shares requested to be included therein by Demand Holders pursuant to this Section 2.3(b)(ii), pro rata among such Demand Holders according to the number of Registrable Securities requested to be included by each such Demand Holder (or as they may otherwise agree); (y) fourth, any securities the Company proposes to include therein; and (z) fifth, any other securities proposed to be included therein, pro rata among the holders of such other securities according to the number of securities requested to be included by each such holder proposing inclusion therein (or as they may otherwise agree).

               (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

     2.4       FORM S-3 REGISTRATION.    In case the Company shall receive from
any Demand Holder or Series B Holder a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holders, the Company will:

               (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all Demand Holders and Series B Holders which hold Registrable Securities; and

               (b) the Company shall keep such Form S-3 registration effective for a period of at least ninety (90) days or until the Holder or Holders have completed the distribution described in the Form S-3 registration statement relating thereto, whichever first occurs; and

               (c) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such holders' Registrable Securities as are specified in such request, together with all or such portion of the Demand Shares and Series B Conversion Shares, which are Registrable Securities, of any other Demand Holder or Series B Holder joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                    (i) if Form S-3 is not available for such offering by the Holders, or

                    (ii) if the Demand Holders or Series B Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities, and such other securities (if any) at an aggregate price to the public of less than $500,000, or

                    (iii) if the Company shall furnish to such holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the initial request of the Demand Holder or Series B Holder under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

                    (iv) if the Company has, within the twelve (12) months prior to such request, already effected two registrations on Form S-3 pursuant to this Section 2.4, or

                    (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance, or

                    (vi) if within thirty (30) days of receipt of a written request from a Demand Holder or a Series B Holder pursuant to this Section 2.4, the Company gives notice to the Demand Holders and Series B Holders, which hold Registrable Securities, of the Company's intention to file a registration statement covering the Company's Series B Common Stock within ninety (90) days and does so file within said 90-day period and makes reasonable good faith efforts to cause such registration to become effective.

               (d) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of such holders. All such Registration Expenses incurred in connection with registrations requested pursuant to this Section 2.4 after the first two (2) registrations shall be paid by the selling holders pro rata in proportion to the number of shares sold by each.

               (e) If a Form S-3 registration hereunder is to be an underwritten offering, then such underwritten Form S-3 offering must comply with the requirements of Section 2.2 hereof.

     2.5 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, any registration under
Section 2.3 and the first two (2) registrations under Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered and by the Company, if it participates in the registration, pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2 or Section 2.4, as applicable, in which event such right shall be forfeited by all Holders. If the holders are required to pay the Registration Expenses, such expenses shall be borne by the Holders of Registrable Securities and any other securities requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to
Section 2.2 or Section 2.4.

     2.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and if permitted by applicable accounting standards, to the Holders requesting registration of Registrable Securities.

     2.7 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Article II shall terminate and be of no further force and effect nine (9) years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire if all Registrable Securities held by and issuable to such Holder may be sold under Rule 144 (i) by complying with the volume restriction contained in Rule 144(e)(1)(i) during any ninety (90) day period, (ii) by complying with the volume restriction contained in any other section of Rule 144 during any ninety (90) day period following the expiration of the first 90 day period in which the Holder would have been able to sell all Registrable Securities held by and issuable to such Holder pursuant to Rule 144, or (iii) pursuant to Rule 144(k).

     2.8       DELAY OF REGISTRATION; FURNISHING INFORMATION.

               (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article II.

               (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

               (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

     2.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 OR 2.4:

               (a) To the extent permitted by law, the Company will indemnify, defend and hold harmless each Holder, the partners, members, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities
Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by the Company:
(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,
(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.

               (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify, defend and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, members, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, member, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, member, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such indemnifying Holder.

               (c)  Promptly after receipt by an indemnified party under this
Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

               (d) If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

               (e)  The obligations of the Company and Holders under this
Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     2.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Article II may be assigned by a Holder to a transferee or assignee of Registrable Securities which
(i) is an Affiliate of a Holder, (ii) is a subsidiary, parent, shareholder, member, general partner, limited partner or retired partner of a Holder, (iii) is a Holder's family member or trust for the benefit of an individual Holder or his or her family members, or (iv) acquires at least one hundred thousand (100,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (A) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.


     2.11 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Article II may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, Spectra

3, Enron and the Holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this
Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under Sections 2.1 to 2.14, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

     2.12 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of the Company, Spectra 3 and Enron, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior or equal to those granted to the Holders hereunder.

     2.13 "MARKET STAND-OFF" AGREEMENT. If requested by the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters not to exceed (i) one hundred eighty (180) days following the effective date of the Initial Offering, and (ii) ninety days (90) following the effective date of any such subsequent registration statement of the Company filed under the Securities Act, provided that all officers and directors of the Company enter into similar agreements.

     The obligations described in this Section 2.13 shall not apply to non-underwritten "shelf registrations." In addition, the obligations described in this Section 2.13 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said periods.

     2.14 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

               (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

               (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3.     COVENANTS OF THE COMPANY.

     3.1       BASIC  FINANCIAL INFORMATION AND REPORTING.

               (a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

               (b) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company will furnish each Demand Holder a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent auditors selected by the Company's Board of Directors.

               (c) The Company will furnish each Demand Holder, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Company as of the end of each such quarterly period, and a consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

     3.2 CONFIDENTIALITY OF RECORDS. Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any Affiliate, partner, member, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, member, subsidiary or parent is advised of the confidentiality provisions of this Section 3.2.

     3.3 TERMINATION OF COVENANTS. All covenants of the Company contained in Section 3.1 of this Agreement shall expire and terminate as to each Investor on the effective date of the registration statement pertaining to the Initial Offering.

SECTION 4.     RIGHTS OF FIRST REFUSAL.

     4.1 SUBSEQUENT OFFERINGS. The Sturm Entities and Enron (each an "ELIGIBLE HOLDER") shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may from time to time propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each such Eligible Holder's pro rata share is equal to the ratio of (A) the number of Demand Shares which such Holder holds (or could hold upon exercise of the Common Warrants) immediately prior to the issuance of such Equity Securities to (B) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion or exercise of any outstanding warrants, options or other convertible securities) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock or Preferred Stock of the Company, (ii) any security convertible, with or without consideration, into any Common Stock or Preferred Stock (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock or Preferred Stock or (iv) any such warrant or right.

     4.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Eligible Holder written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Eligible Holder shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Eligible Holder who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

     4.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If not all of the Eligible Holders elect to purchase their pro rata share of the Equity Securities; then the Company shall promptly notify in writing the Eligible Holders who do so elect and shall offer such Eligible Holders the right to acquire such unsubscribed shares. The Eligible Holders shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the Eligible Holders fail to exercise in full the rights of first refusal, the Company shall have one hundred eighty (180) days thereafter to sell the Equity Securities in respect of which the Eligible Holders' rights were not exercised, at a price and upon general terms and conditions which, in the reasonable judgment of the Board of Directors, are reasonably similar or more favorable for the Company than those offered to the Eligible Holders. If the Company has not sold such Equity Securities within one hundred eighty (180) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Eligible Holders in the manner provided above.

     4.4 TERMINATION OF RIGHTS OF FIRST REFUSAL. The rights of first refusal established by this Article IV shall not apply to, and shall terminate upon the earlier of (i) January 31, 2004, or (ii) the day immediately prior to the closing of a public offering of the Company's securities pursuant to an effective registration statement under the Securities Act with an aggregate offering price of at least $20,000,000.

     4.5 TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal of each Eligible Holder under this Article IV may be transferred to the same parties and subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

     4.6 EXCLUDED SECURITIES. The rights of first refusal established by this Article IV shall have no application to any of the following Equity
Securities:

               (a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary, pursuant to stock purchase or stock option plans that are approved by the Board of Directors;

               (b) stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, provided that the rights of first refusal established by this Article IV applied with respect to the initial sale or grant by the Company of such rights or agreements;

               (c) any Equity Securities issued pursuant to a merger, consolidation, acquisition or similar business combination;

               (d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

               (e) any Equity Securities issued pursuant to any equipment leasing arrangement, or debt financing from a bank or similar financial institution approved by the Board of Directors;

               (f) any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act; and

               (g) shares of the Company's Series B Common Stock or Preferred Stock issued in connection with strategic transactions involving the Company and other entities, including (A) joint ventures, manufacturing, marketing or distribution arrangements or (B) technology transfer or development arrangements; provided that such strategic transactions and the issuance of shares therein, have been approved by the Company's Board of Directors and the Board makes a determination in good faith that the primary purpose of such transaction is not to raise capital for the Company.

SECTION 5.  MISCELLANEOUS.

     5.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California, without reference to the conflicts of law principles thereof.

     5.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     5.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

     5.4 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     5.5       AMENDMENT AND WAIVER.

               (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company, Spectra 3, Enron and the holders of at least a majority of the Registrable Securities.

               (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the Company, Spectra 3, Enron and the holders of at least a majority of the Registrable Securities.

     5.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

     5.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address maintained in the records of the Company, or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

     5.8 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     5.9 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     5.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     5.11 EXISTING AGREEMENT. The Existing Agreement is hereby terminated and of no further force and effect.

                        [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investor Rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY:                        INVESTORS:

FIRSTWORLD COMMUNICATIONS, INC.
                                -----------------------------------


BY:  /s/ Robert E. Randall      BY:
   ---------------------------      --------------------------------
ROBERT E. RANDALL,
EXECUTIVE VICE PRESIDENT



                   [SIGNATURE PAGE FOR INVESTOR RIGHTS AGREEMENT]